Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 5, 2018, is by and among Melinta Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (individually, a “Buyer” and, collectively, the “Buyers”). The Company and the Buyers shall be collectively referred to herein as the “Parties” and each, a “Party”). Capitalized terms used in this Agreement (including any provision incorporated by reference in this Agreement), but not otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement (as defined below).

RECITALS:

WHEREAS, the Company, Cortland Capital Market Services LLC, as agent, the Buyers and the other Loan Parties have entered into a Facility Agreement, dated as of January 5, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), pursuant to which (and subject to the terms and conditions thereof) each of the Buyers is making loans to the Company, the proceeds of which are being used to acquire certain assets of The Medicines Company;

WHEREAS, in connection with the transactions under the Facility Agreement, the Buyers, severally, and not jointly, wish to purchase from the Company, and the Company wishes to sell to each of the Buyers, upon the terms and conditions stated in this Agreement, the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth opposite such Buyer’s name on Schedule I hereto, representing such Buyer’s Pro Rata Share of the Purchased Shares (as defined below);

WHEREAS, contemporaneously with the Closing (as defined below), the Parties will execute and deliver: (i) a Registration Rights Agreement, substantially in the form attached as Exhibit A (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and applicable state securities laws; and (ii) the other Loan Documents;

WHEREAS, the board of directors of the Company (the “Company Board”) has determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, and has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Purchased Shares hereunder; and

WHEREAS, the stockholders of the Company duly approved the issuance of the Purchased Shares on December 27, 2017 at a duly called and held special meeting of stockholders of the Company in accordance with applicable requirements of The NASDAQ Stock Market.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE:

a. Purchase of Purchased Shares. Upon the terms contained herein and subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the Closing, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the number of shares of Common Stock set forth opposite such Buyer’s name on Schedule I (representing such Buyer’s Pro Rata Share of 9.985% of the number of shares of Common Stock outstanding immediately following the Agreement Date Acquisition) (each such share of Common Stock, a “Purchased Share” and, collectively, the “Purchased Shares”). The purchase price for the Purchased Shares (the “Purchase Price”) shall be $13.50 per share of Common Stock or $42,225,921.00 in the aggregate. The aggregate Purchase Price payable by each Buyer for the number of Purchased Shares to be purchased by such Buyer pursuant to this Agreement is set forth opposite such Buyer’s name on Schedule I under the heading “Purchase Price.”

b. The Closing. The issuance of the Purchased Shares to the Buyers in exchange for the aggregate Purchase Price shall be referred to herein as the “Closing.” The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m. New York City time, on the date hereof, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 5 and 6 below, or at such later date as is mutually agreed to in writing by the Company and the Buyers. The Closing shall occur on the Closing Date remotely via electronic exchange of documents and signatures (subject to delivery of the Stock Certificates (as defined below) as provided in Section 1(c)) or at such other place as the Company and the Buyers may collectively designate in writing. If the Closing does not occur on the date hereof or such later date mutually agreed to in writing by the Company and the Buyers, this Agreement shall terminate and shall be void and of no further force or effect.

c. Deliverables at Closing.

(i) Deliverables by the Company. On the Closing Date, the Company shall deliver to each Buyer (or its custodian if requested by such Buyer) (1) a stock certificate (or stock certificates representing such numbers of Purchased Shares as such Buyer shall request) (the “Stock Certificates”) representing (in the aggregate) the number of Purchased Shares that such Buyer is purchasing on the Closing Date, in each case, duly executed on behalf of the Company and the Transfer Agent (as defined below) registered in the name of such Buyer or its designee(s) on the books and records of the Company, and (2) such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(ii) Payment of Purchase Price. On or before the Closing Date, each Buyer shall deliver to the Company the applicable aggregate Purchase Price for the Purchased Shares to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions. On the Closing Date, each Buyer shall deliver to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants to the Company, severally and not jointly, as of the date hereof, with respect to only itself, that:

a. Organization and Good Standing. Such Buyer is validly existing as a limited partnership and is in good standing under the laws of the jurisdiction of its organization. Such Buyer has full power and authority to (x) enter into, and perform its obligations under, this Agreement and the Registration Rights Agreement and (y) consummate the transactions contemplated hereby.

b. Authority; Execution; Enforceability. This Agreement has been duly authorized, executed and delivered by such Buyer and constitutes a valid, legal and binding obligation of such Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally. No consent, approval, Authorization or order of, or registration or filing with, any Governmental Authority is required for (i) the execution, delivery and performance by such Buyer of this Agreement and (ii) the consummation by such Buyer of the transactions contemplated hereby, except for consents, authorizations and filings that have been obtained or made.

c. No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Buyer, the consummation by such Buyer of the transactions contemplated hereby and thereby, and such Buyer’s compliance with the terms and conditions hereof and thereof is not prohibited or limited by, and do not and will not conflict with or result in the breach of or a default under, any provision of the organizational documents of such Buyer, any contract, agreement or instrument binding on or affecting such Buyer or any Applicable Laws, except as would not have a materially adverse effect on the enforceability of this Agreement or the Registration Rights Agreement against such Buyer or the ability of such Buyer to consummate the transactions contemplated hereby or thereby.

d. Purchase for Own Account. Such Buyer (i) is acquiring the Purchased Shares purchased by such Buyer hereunder for its own account, not as nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act and (ii) is not party to any agreement for distribution of any of such Purchased Shares; provided, however, that, by making the representations herein, such Buyer does not agree to hold any of the Purchased Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Purchased Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

e. Accredited Investor Status; Sophistication; Not a Broker or Dealer. Such Buyer is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act (“Regulation D”). Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Buyer is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 Act, as amended and is not affiliated with any such registered broker-dealer.

f. Reliance on Exemptions. Such Buyer understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions. Such Buyer did not learn of the investment in the Purchased Shares as a result of any general solicitation or general advertising. Such Buyer understands that the Purchased Shares are treated as “restricted securities” under the U.S. federal securities laws inasmuch as the Preferred Shares are not being acquired from the Company in a transaction involving a public offering, and that under such laws and applicable regulations, the Purchased Shares may be resold without registration under the Securities Act only pursuant to exemptions from the registration requirements thereof, including pursuant to Rule 144 under the Securities Act (“Rule 144”) or pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal SEC guidance, such as a so-called “4[a](1) and a half sale.”

g. Information. Such Buyer and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that nothing in this Agreement or any other materials presented by the Company to such Buyer in connection with the purchase and sale of the Purchased Shares constitutes legal, tax or investment advice. Such Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares. Neither such inquiries and consultations nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or otherwise affect such Buyer’s (i) right to rely on the representations and warranties of the Company contained in Section 3 and elsewhere herein or in the Registration Rights Agreement or any of the other Loan Documents (as defined in the Facility Agreement) or (ii) rights and remedies hereunder or under the Registration Rights Agreement or any of the other Loan Documents.

h. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of such Buyer’s investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

i. Restrictive Legend. Each Buyer understands that, until such time as the Purchased Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 5, 2018, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

j. Absence of Litigation. There is no action, suit or proceeding, or, to the knowledge of such Buyer, any inquiry or investigation before or by any court, public board or other Governmental Authority pending or, to such Buyer’s knowledge, threatened against such Buyer that challenges or seeks to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement as of the Closing.

k. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement in connection with the transactions contemplated hereby as of the Closing based upon arrangements made by or on behalf of such Buyer or any affiliate of such Buyer.

l. Availability of Funds. Such Buyer has, or will have at the Closing, cash available that is sufficient to pay the applicable Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to enable such Buyer to consummate the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers, as of the date hereof, that:

a. Organization. The Company is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation. The Company has full power and authority to (x) enter into, and perform its obligations under, this Agreement and (y) consummate the transactions contemplated hereby.

b. Authority; Execution; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally. No consent, approval, Authorization or order of, or registration or filing with any Governmental Authority is required for (i) the execution, delivery and performance of any of this Agreement and (ii) the consummation by the Company of the transactions contemplated hereby, except for consents, authorizations and filings that have been obtained or made.

c. No Violation. The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, and the Company’s compliance with the terms and conditions hereof is not prohibited or limited by, and do not and will not conflict with or result in the breach of or a default under, any provision of the certificate of incorporation, bylaws or other organizational documents of the Company, any contract, agreement or instrument binding on or affecting the Company or any Applicable Laws.

d. Incorporation by Reference. The representations and warranties of the Company set forth in Section 3.1 of the Facility Agreement, are true and correct as of the date hereof, with the same force and effect as if fully set forth herein, mutatis mutandis.

4. COVENANTS.

a. Removal of Restrictive Legends.

(i) Until such time as the Purchased Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, such Purchased Shares may bear the Securities Act Legend. The certificates (or electronic book entries, if applicable) evidencing the Purchased Shares shall not be required to contain or be subject to (and each Buyer shall be entitled to removal of) any legend restricting the transfer thereof (including the Securities Act Legend) and shall not be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such Purchased Shares is effective under the Securities Act and the use of such registration statement, if applicable, is not then suspended under the Registration Rights Agreement, or (B) following any sale of such Purchased Shares pursuant to Rule 144, or (C) if such Purchased Shares are eligible for sale under Rule 144(b)(1), or (D) at any time on or after the date hereof that such Buyer certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144) and that such Buyer’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to such Purchased Shares is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to its transfer agent (the “Transfer Agent”) promptly after the Registration Statement Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions have been met, if required by the Transfer Agent to effect the issuance of the applicable Purchased Shares without a restrictive legend or removal of the legend hereunder to the extent required or requested as set forth in the immediately following two sentences. If any of the Unrestricted Conditions is met at the time of issuance of the Purchased Shares, then such Purchased Shares shall be issued free of all legends and stop-transfer instructions. The Company agrees that, following the Registration Statement Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 4(a), it will, no later than the earlier of (x) two (2) Trading Days (as defined in the Warrant) and (y) the number of Trading Days comprising the Standard Settlement Period (as defined in the Warrant) following the delivery by such Buyer to the Company or the Transfer Agent of a certificate representing Purchased Shares issued with a restrictive legend (such date, the “Unlegended Share Delivery Date”), deliver or cause the Transfer Agent to deliver to such Buyer a certificate representing such Purchased Shares or, at the request of such Buyer, deliver or cause to be delivered the Purchased Shares to such Buyer by crediting the account of Buyer’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer instructions (or similar notations). Without limiting the obligations of the Company pursuant to the immediately preceding sentence, the Company shall cause its counsel to issue a legal opinion to its Transfer Agent promptly after the Registration Statement Effective Date, or at such other time as any of the Unrestricted Conditions have been met, if required by the Transfer Agent to deliver a certificate (or effect an electronic transfer) in accordance with the immediately preceding sentence. For purposes hereof, “Registration Statement Effective Date” shall mean the date that the first Registration Statement covering the Purchased Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC. If the Company shall fail for any reason or for no reason to issue to such Buyer, by the applicable Unlegended Share Delivery Date, a certificate representing such shares of Common Stock without legend or to issue such shares to such Buyer without legend through DWAC to the applicable balance account at DTC, as applicable (an “Unlegended Share Delivery Failure”), then the Company shall (1) promptly pay to such Buyer, for each Trading Day that such Unlegended Share Delivery Failure occurs or continues (but in no event to exceed fifteen (15) consecutive Trading Days), an amount equal to three percent (3%) of the product of the number of such shares of Common Stock, multiplied by the Volume Weighted Average Price (as defined in the Warrant) on such Trading Day; and (2) if after the Unlegended Share Delivery Date such Buyer is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such Buyer or such Buyer’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by such Buyer of the shares which such Buyer anticipated receiving without legend (a “Buy-In”), then the Borrower shall pay in cash to such Buyer the amount by which (X) such Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (Y) the amount obtained by multiplying (I) the number of shares of Common Stock that the Company was required to deliver without legend to such Buyer on the Unlegended

Share Delivery Date multiplied by (II) the price at which the sell order giving rise to such purchase obligation was executed. Nothing herein shall limit a Buyer’s right to pursue any other remedies available to it hereunder, under the Facility Agreement or under any other Loan Document, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

(ii) Sale of Unlegended Shares. Each Buyer agrees that the removal of the restrictive legend from any certificates representing Purchased Shares as set forth in subsection 4(a)(i) above is predicated upon the Company’s reliance that such Buyer will sell any Purchased Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that, if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

b. Material Nonpublic Information. The Parties hereby acknowledge and agree that the provisions of Section 5.1(r) of the Facility Agreement are incorporated by reference herein and made applicable to this Agreement, mutatis mutandis.

c. Taxes. The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar non-income taxes that arise from the issuance and delivery of the Purchased Shares or the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or the Registration Rights Agreement.

d. Further Instruments and Acts. From the date of this Agreement until the Buyers no longer hold Common Stock, upon request of any Buyer, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement.

e. Reasonable Best Efforts. Each Party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Purchased Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Buyers shall have delivered to the Company at the Closing the deliverables set forth in Section 1(c)(ii);

b. The representations and warranties of such Buyer contained in Section 2 shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date;

c. No final and nonappealable order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Closing shall be in effect, and no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the purchase and sale of the Purchased Shares pursuant to this Agreement; and

d. The Buyers shall have funded or shall contemporaneously fund the Initial Disbursement pursuant to the terms of the Facility Agreement.

6. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Purchased Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have delivered to such Buyer at Closing the deliverables set forth in Section 1(c)(i);

b. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

c. No final and nonappealable order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Closing shall be in effect, and no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the purchase and sale of the Purchased Shares pursuant to this Agreement;

d. All of the conditions to Lenders’ obligation to make the Initial Disbursement set forth in Section 4.1 of the Facility Agreement shall have been satisfied or waived;

e. The Lenders shall have received original Notes aggregating the amount of the funded Initial Disbursement; and

f. The Agreement Date Acquisition shall have been contemporaneously consummated in accordance with the terms of the Agreement Date Acquisition Agreement.

7. MISCELLANEOUS.

a. Independent Contracting Parties. The Parties are not joint venturers, partners, principal and agent, master and servant, or employer and employee, and have no relationship, other than as independent contracting parties. No Party shall be a legal representative of any other or have the power to bind or obligate the other in any manner.

b. Amendment and Modification. The provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Buyers.

c. Notices. Any notices or other information (including any financial information) required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a Party as follows (or such other address, facsimile or electronic mail address provided by such Party to such other Parties pursuant to the below (or such later address, facsimile or electronic mail address provided in accordance herewith)):

If to the Company, to:	Melinta Therapeutics, Inc.
300 George Street, Suite 301
New Haven, Connecticut 06511
Attention: Paul Estrem
E-mail: pestrem@melinta.com
Facsimile: (224) 377-8030

With a copy to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention: Gordon Caplan
Sean Ewen
Email: gcaplan@willkie.com
sewen@willkie.com
Facsimile: 212-728-8111

If to any Buyer (with a copy to its representative) to the addresses set forth on Schedule I.

d. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Buyers. Each Buyer shall have the right to assign this Agreement without the consent of the Company; provided that no such assignment shall release a Buyer of its obligations under this Agreement that arose prior to such assignment.

e. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

f. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

g. Construction. Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

h. Counterparts. This Agreement and any amendment hereto may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No Party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party hereto forever waives any such defense.

i. Entire Agreement. This Agreement, the Registration Rights Agreement and the other Loan Documents constitute the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof. This Agreement, the Registration Rights agreement and the other Loan Documents supersede all prior agreements, understandings, promises, representations and statements between the Parties and their representatives with respect to the Purchased Shares contemplated by this Agreement.

j. Independent Nature of Buyers. The obligations of each Buyer under this Agreement are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under this Agreement. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants under this Agreement.

k. Incorporation by Reference. The Parties acknowledge and agree that this Agreement constitutes a Loan Document. In addition to any other provision of the Facility Agreement incorporated herein by reference as set forth above, the provisions of Sections 1.2 (Interpretation), 6.3 (Cost and Expense Reimbursement), 6.4 (Governing Law), 6.10 (No Waiver), 6.11 (Indemnity), 6.12 (No Usury), 6.13 (Specific Performance), 6.14 (Further Assurances), 6.20 (No Third Party Beneficiaries) and 6.21 (Binding Effect) of the Facility Agreement, together with the portion of any other provision of the Facility Agreement that defines a capitalized term used in any of the foregoing provisions of the Facility Agreement, are incorporated by reference herein and made applicable to this Agreement, mutatis mutandis. This Agreement, such incorporation and such provisions and definitions shall survive any repayment of the Obligations and/or termination of the Facility Agreement.

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MELINTA THERAPEUTICS, INC.

By:	/s/ Paul Estrem

Name:	Paul Estrem
Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

BUYERS:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., General Partner

By: J.E. Flynn Capital III, LLC, General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE I

BUYERS

Buyer’s Name	Buyer Address and Facsimile Number	Number of Purchased Shares	Purchase Price	Buyer’s Legal Representative’s Address and Facsimile Number
Deerfield Private Design Fund IV, L.P.	780 Third Avenue, 37th Floor New York, NY 10017 Facsimile: (646) 536-5662 Email: dclark@deerfield.com Attention: David J. Clark, Esq.	2,150,394	$29,030,319.00	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Email: mark.fisher@kattenlaw.com; mark.wood@kattenlaw.com Attention: Mark I. Fisher, Esq.; Mark D. Wood, Esq.
Deerfield Private Design Fund III, L.P.	780 Third Avenue, 37th Floor New York, NY 10017 Facsimile: (646) 536-5662 Email: dclark@deerfield.com Attention: David J. Clark, Esq.	651,530	$8,795,655.00	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Email: mark.fisher@kattenlaw.com; mark.wood@kattenlaw.com Attention: Mark I. Fisher, Esq.; Mark D. Wood, Esq.
Deerfield Special Situations Fund, L.P.	780 Third Avenue, 37th Floor New York, NY 10017 Facsimile: (646) 536-5662 Email: dclark@deerfield.com Attention: David J. Clark, Esq.	325,922	$4,399,947.00	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Email: mark.fisher@kattenlaw.com; mark.wood@kattenlaw.com Attention: Mark I. Fisher, Esq.; Mark D. Wood, Esq.

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

(see attached)